SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 11-K
                                 ANNUAL REPORT
                        Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934





(Mark One):

  X ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

         For the fiscal year ended December 31, 1997

                                       OR

         TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.

         For the transition period from __________ to ___________

Commission File number 333-09167

         A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                                         Dominion Subsidiary Savings Plan

         B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            DOMINION RESOURCES, INC.
                                P. O. Box 26532
                       901 East Byrd Street - Suite 1700
                         Richmond, Virginia 23261-6111

                       DOMINION SUBSIDIARY SAVINGS PLAN.

                              FINANCIAL STATEMENTS

                               TABLE OF CONTENTS







                                                               Pages

Independent Auditors' Report                                    F-2

Financial Statements:

         Statements of Net Assets Available for
          Benefits as of December 31, 1997 and 1996              F-3

         Statements  of Changes in Net Assets  Available
          for  Benefits  for the Years Ended December 31,
          1997, 1996 and for the period October 1, 1995
          (Inception) to December 31, 1995                       F-4

         Notes to Financial Statements                       F-5 - F-21

Supplemental Schedules as of December 31, 1997:

         Item 27a - Schedule of Assets Held for Investment
                           Purposes                             F-22

         Item 27d - Schedule of Reportable Transactions         F-23


Schedules Omitted:

The following schedules are omitted because of the absence of the conditions under which they are required, or because the required information is included in the financial statements or notes thereto:

                           Schedules I, II and III.

INDEPENDENT AUDITORS' REPORT

To the Organization and Compensation Committee of the Board of Directors of Dominion Resources, Inc.

We have audited the accompanying financial statements of the Dominion Subsidiary Savings Plan (the Plan) as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 and the period October 1, 1995 (inception) to December 31, 1995, listed in the Table of Contents on page F-1. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1997 and 1996, and the changes in net assets available for plan benefits for the years ended December 31, 1997 and 1996 and the period October 1, 1995 to December 31, 1995 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules listed in the table of contents are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 1997 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

As discussed in Note 10, the accompanying 1996 financial statements have been restated to reflect an adjustment for a transfer of plan assets.


Richmond, Virginia
May 29, 1998

                        DOMINION SUBSIDIARY SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                       December 31,
            ASSETS                              1997                      1996
            ------                        ----------------    -----------------------
                                                                   (As Restated -
                                                                    See Note 10)
                                           ----------------    -----------------------
Investments:
  Dominion Resources, Inc., Common Stock        $1,531,994                  $ 345,307
  Common/Collective Trusts                       1,489,609                    686,176
  Mutual Funds                                   2,079,050                    794,651
  Loans To Participants at Face Value              231,367                      4,001
                                           ----------------    -----------------------
   Total Investments                             5,332,020                  1,830,135

Receivables:
  Interest                                           4,657                      4,503
  Contributions:
    Participants                                    47,803                     30,679
    Participating companies                         14,299                     11,025
                                           ----------------    -----------------------
  Total receivables                                 66,759                     46,207

Other                                                3,777                      4,859
                                           ----------------    -----------------------
   Total assets                                  5,402,556                  1,881,201
                                           ----------------    -----------------------

                LIABILITIES

Other Liabilities                                                              13,606
                                           ----------------    -----------------------

Net Assets Available for Benefits               $5,402,556                 $1,867,595
                                           ================    =======================





The accompanying notes are an integral part of the financial statements.

                        DOMINION SUBSIDIARY SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS



                                                                             For the Period October 1, 1995
                                                For the Years                        (Inception) to
                                              Ended December 31                        December 31,
                                    --------------------------------------------------------------------
                                       1997                     1996                      1995
                                    ----------------- -------------------------- -----------------------
Investment income:                                         (As Restated -
                                                            See Note 10)

   Dividends                               $ 108,309                   $ 15,570                    $ 75
   Interest and other                         63,535                      2,589                     366
   Net appreciation in fair value
      of investments                         577,340                     29,599                     363
                                    ----------------- -------------------------- -----------------------

     Total investment income                 749,184                     47,758                     804

Contributions:
   Participants                            1,080,983                    625,638                  59,725
   Participating companies                   397,339                    191,750                  26,161
                                    ----------------- -------------------------- -----------------------

      Total additions                      2,227,506                    865,146                  86,690
                                    ----------------- -------------------------- -----------------------

Benefits paid to participants                277,929                    118,266
Administrative expense                         6,314                      2,781
                                    ----------------- -------------------------- -----------------------

      Total Deductions                       284,243                    121,047
                                    ----------------- -------------------------- -----------------------

Net increase before transfer               1,943,263                    744,099                  86,690

Transfer of participants' assets
   to the Plan from other plans            1,591,698                  1,008,659                  28,147

Net assets available for benefits:
   Beginning of year                       1,867,595                    114,837
                                    ----------------- -------------------------- -----------------------

   End of year                            $5,402,556                 $1,867,595                $114,837
                                    ================= ========================== =======================


The accompanying notes are an integral part of the financial statements.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996


1.        DESCRIPTION OF PLAN

         The following description of the Dominion Subsidiary Savings Plan ( the "Plan") provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

         a. GENERAL - The Plan is a defined contribution pension plan covering all employees of Dominion Land Management Company;
                  Carthage  Energy  Services,   Inc.;  Waterford  Management
                  Company; Stonehouse  Management  Company;  Saxon  Mortgage,
                  Inc.;  Meritech  Mortgage  Services,   Inc.; America's
                  MoneyLine, Inc.; Mortgage Finance, Inc.; Governor's Land Management Company, Inc.; Old North State Management Company; Dominion Appalachian Development, Inc,; and Wolverine Gas and Oil Company, Inc. Employees are eligible who have six months of service and are age 18 or older and are scheduled to work or actually work at least 1,000 hours a year as a regular full-time employee or part-time
                  employee.   Dominion  Capital,   Inc.  (the  "Company"),   a
                  wholly-owned subsidiary of Dominion Resources (DRI), is the designated Plan sponsor and fiduciary . DRI is the plan administrator. Mellon Bank serves as the trustee of the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         b.       CONTRIBUTIONS - Prior to June 1, 1996:

                  Under  the  terms  of  the  Plan,   participants   could  make
                  contributions to the Plan with before-tax dollars.

                  A maximum of 10% of the participant's eligible earnings could be invested in the Plan. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.


                  Effective June 1, 1996:

                  A maximum of 17% of the participant's eligible earnings can be invested in the Plan. Of this 17%, up to 12% can be invested on a tax-deferred basis. The Participating Companies contribute a matching amount equivalent to 50% of each participant's contributions, not to exceed 3% of the participant's eligible earnings, which is used to purchase Dominion Resources common stock.

         c. PARTICIPANT ACCOUNTS - Each participant's account is credited with the participant's contributions and withdrawals, as applicable, and allocations of (a) the Company's contributions and (b) Plan earnings, and debited with an allocation of administrative expenses. Allocations are based on participant earnings or account balances, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

         d. PLAN PARTICIPANTS - There were 422 and 203 participants in the Plan as of December 31, 1997 and 1996, respectively.

         e.       VESTING - Prior to June 1, 1996:

                  Participants become vested in their own contributions immediately and in the Participating Companies' matching contributions after three years of vesting services. Matching contributions vest immediately when the participants meet any one of the following criteria; reach the age of 55, retire, die while employed by the Participating Company, become totally and permanently disabled as determined by the Company or lose his/her job due to a Company-ordered reduction in force.

                  Effective June 1, 1996:

                  Participants become vested in their own contributions and the earnings on these amounts immediately and in the Participating Companies' matching contributions and earnings after 3 years of service.

         f.       INVESTMENT   OPTIONS  -  Upon   enrollment   in  the  Plan,  a
                  participant may direct employee contributions in any option (except the loan fund) in 1% increments totaling to 100%.
                  Changes in investment options may be made at any time and become effective with the subsequent pay period. Participants can make unlimited transfers among existing fund balances.

                  Participating Companies' matching contributions are originally invested in DRI Common Stock. However, participants who are under age 50 may transfer 50% of the value of the stock in the Company Match Account into another investment option, while participants who are age 50 and over may transfer 100% of the value of the Company Match Account.

                  Prior to June 1, 1996:

                  The Plan provides for employee contributions to be invested in the following funds:

                  Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock.

                  Interest-Bearing Fund - This fund's primary investments are in high quality fixed income securities.

                  Balanced Fund - Thirty percent of this fund is invested in equity securities and the residual is invested in fixed income securities.

                  America's Utility Fund - Investments are in the common stock of electric, gas and telephone utilities. America's Utility Fund is sponsored and administered by a subsidiary of Dominion Resources.


                  Equity Index Fund - The fund invests primarily in the 500 stocks of the S&P 500 and may also invest in exchange traded options and financial futures.

                  Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a one to five year period.

                  Participating Companies' matching contributions are invested only in the DRI Common Stock Fund and cannot be transferred to other funds.


                  Effective June 1, 1996:

                  The Plan provides for employee contributions to be invested in the following funds:

                  Dominion Resources, Inc. (DRI) Common Stock Fund - All investments are in DRI Common Stock

                  Certus Stable Value Fund - The fund invests in investment contracts of insurance companies and commercial banks and U.S. Government or agency backed bonds.

                  Premier  Managed  Income  Fund - The fund  invests  mainly  in
                  U. S. Government securities and corporate bonds, but may also invest in foreign securities.

                  Dreyfus Balanced Fund, Inc. - The fund invests in equities, fixed income securities and cash equivalents.

                  Equity Index Fund - The fund invests primarily in the 500 stocks of the S&P 500 and may also invest in exchange traded options and financial futures.

                  The Crabbe Huson Equity Fund, Inc. - The fund may invest in domestic and foreign securities.

                  Warburg  Pincus  Emerging  Growth  Fund - The fund  invests in
                  equity  securities  of  primarily   domestic  emerging  growth
                  companies.

                  Templeton Foreign Fund - The fund invests primarily in foreign securities.

                  Loan Fund - Participants are allowed to borrow against their vested balance and repay the amount over a one to five year period.


         g. LOANS TO PARTICIPANTS - The Plan has an established loan feature; however, loans were not available to participants until June 1, 1996. Participants are eligible to secure loans against their Plan assets. The maximum loan amount is the lesser of:

                          o  50% of the vested account balance or
                          o $50,000 (reduced by the maximum outstanding loan balance during the prior twelve months)

                  The loans are interest-bearing at one percentage point above the prime rate of interest. The rate is determined every quarter, however, the rate is fixed at the inception of the loan for the life of the loan.

                  Participants make repayments to the Plan on a monthly basis. Any defaults in loans result in a reclassification of the remaining loan balances as taxable distributions to the participants.


         h. PAYMENT OF BENEFITS - On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments over a ten year period. There were no amounts payable to such participants at December 31, 1997 and 1996

         i. USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a.       VALUATION OF INVESTMENTS:

                  (1) Stock Fund - the investments of the Stock Fund are stated at fair value based on closing sales prices reported on recognized securities exchanges on the last business day of the year, or for listed securities having no sales reported and for unlisted securities, upon the last reported bid prices on that date. The mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

                  (2) Common/Collective Trusts - Investments in common/collective trust funds (funds) are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the bank sponsoring such funds by dividing the fund's net assets by its units outstanding at the valuation dates.

                  (3) Investment Contracts - The guaranteed investment contracts within the Certus Stable Value Fund are valued at contract value. Contract value represents contributions made under the contract, plus earnings, less Plan withdrawals and administrative expense.

                  (4) Mutual Funds - Investments in mutual funds are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end.

                  (5)      Loans to Participants - The loans to participants are
                           valued   at  cost   plus   accrued   interest   which
                           approximates fair value.

         (b) INVESTMENT INCOME - Dividend income is recognized on the ex-dividend date.

         (c) EXPENSES - The Plan's expenses are accrued as incurred and paid by the Plan, as provided by the Plan document.


3.       INVESTMENTS EXCEEDING 5% OF NET ASSETS

The following table represents the fair value of investments exceeding 5% of the Plan's net assets at each year end:

                                                                          1997                          1996
                                                                                                   (As Restated -
                                                                                                    See Note 10)
                                                                 ------------------------      ------------------------
Investment at Fair Value as Determined
   by Quoted Market Price:
          DRI Common Stock                                                    $1,531,994                      $345,307
          Dreyfus Balance                                                        627,790                       264,502
          Crabbe Huson Equity                                                    549,158                       170,022
          Templeton Foreign                                                                                     96,963
          Warburg Pincus Emerging Growth                                         537,412                       215,027
                                                                 ========================      ========================
                                                                              $3,246,354                    $1,091,821
                                                                 ========================      ========================
Investments at Estimated Fair Value:
          Certus Stable Value                                                   $625,665                      $303,769
          Mellon EB Daily Liquidity Index                                        844,580                       309,981
                                                                 ========================      ========================
                                                                              $1,470,245                      $613,750
                                                                 ========================      ========================

4.       NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

The Plan's investments (including investments bought, sold, as well as held during the year) appreciated in value by $577,340 in 1997 and $29,599 in 1996, as follows:

                                                            1997                    1996                     1995
                                                    ---------------------    --------------------    ---------------------
a. Realized Gains/(Loss)
Investment at Fair Value as
Determined by Quoted Market
Price:
Common Stock                                                    $ -4,600                 $  -132
Mutual Funds                                                     252,293                  13,230
                                                    ---------------------    --------------------    ---------------------
                                                                 247,693                  13,098
Investments at Estimated
   Fair Value:
Common/Collective Trust Funds                                     12,752                     153
                                                    ---------------------    --------------------    ---------------------
Net change in fair value                                        $260,445                 $13,251
                                                    =====================    ====================    =====================

b. Unrealized Gains/(Loss)
Investment at Fair Value as
   Determined by Quoted Market Price:
Common Stock                                                    $191,388                 $   218                     $161
Mutual Funds                                                     -23,397                   4,230                      202
                                                    ----------------------------------------------------------------------
                                                                 167,991                   4,448                      363
Investments at Estimated
   Fair Value:
Common/Collective Trust Funds                                    148,904                  11,900

                                                    ---------------------    --------------------    ---------------------
Net change in fair value                                        $316,895                 $16,348                     $363
                                                    =====================    ====================    =====================


5.       CHANGE IN TRUSTEE

         Effective June 1, 1996, Mellon Trust, Mellon Bank, N.A. became the Trustee of the Plan. The prior Trustee was Signet Trust Company with respect to the DRI Common Stock, America's Utility, Equity Index, and Balanced Fund. NationsBank served as Trustee of the Plan with respect to the Interest Bearing Fund.

6.       PLAN TERMINATION

         Although it has not expressed any intention to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions set forth in ERISA. In the event of any termination of the Plan, or upon complete or partial discontinuance of contributions, the accounts of each affected participant shall become fully vested.


7.        BY FUND INFORMATION

         The net assets available for benefits on a by fund basis and the changes in net assets available for benefits on a by fund basis are as follows:
                                        F-10

DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Net Assets Available
for Benefits by Fund
December 31, 1997

---------------------------------------------------------------------------------------------------------------------------


                                                                                         Participant Directed
                                                     ----------------------------------------------------------------------

                                                          DRI Common            Certus Stable              Dreyfus
Assets                                 Total              Stock Fund             Value Fund              Balance Fund
------
---------------------------------------------------------------------------------------------------------------------------
Investments:
  Common Stock                          $1,531,994               $841,960
  Common/Collective Trust                1,489,609                 10,695               $625,665
  Mutual Funds                           2,079,050                                                                $627,790
  Loans  Receivable                        231,367
                                   ----------------  ---------------------  ---------------------  ------------------------
Total Investments                        5,332,020                852,655                625,665                   627,790

Receivables:
  Interest Receivable                        4,657                     64                  3,271
  Contribution Receivable:
    Participants                            47,803                  4,671                  4,565                     6,350
    Participating companies                 14,299
                                   ----------------  ---------------------  ---------------------  ------------------------
  Total receivables                         66,759                  4,735                  7,836                     6,350

Other                                        3,777                    141
                                   ----------------  ---------------------  ---------------------  ------------------------

Total Assets                             5,402,556                857,531                633,501                   634,140
                                   ----------------  ---------------------  ---------------------  ------------------------

Other Liabilities

                                   ----------------  ---------------------  ---------------------  ------------------------
Net Assets Available for Benefits       $5,402,556               $857,531               $633,501                  $634,140
                                   ================  =====================  =====================  ========================





--------------------------------------------------------------------------------


                                                   Participant Directed
                                      ------------------------------------------
                                            Mellon EB
                                          Daily Liquidity       Crabbe Huson
Assets                                      Index Fund           Equity Fund
------
--------------------------------------------------------------------------------
Investments:
  Common Stock
  Common/Collective Trust                         $844,580
  Mutual Funds                                                         $549,158
  Loans  Receivable
                                       --------------------  -------------------
Total Investments                                  844,580              549,158

Receivables:
  Interest Receivable
  Contribution Receivable:
    Participants                                     9,721                8,306
    Participating companies
                                       --------------------  -------------------
  Total receivables                                  9,721                8,306

Other                                                                       559
                                       --------------------  -------------------

Total Assets                                       854,301              558,023
                                       --------------------  -------------------

Other Liabilities

                                       --------------------  -------------------
Net Assets Available for Benefits                 $854,301             $558,023
                                       ====================  ===================



DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Net Assets Available
For Benefits by Fund
December 31, 1997

------------------------------------------------------------------------------------------------------------------


                                              Participant Directed (Cont'd)
                                ---------------------------------------------------------------------------------
                                   Premier            Templeton           Warburg Pincus
                                   Managed             Foreign               Emerging                 Loan
Assets                           Income Fund            Fund               Growth Fund                Fund
                                ----------------  -----------------  ------------------------   -----------------

Investments:
  Common Stock
  Common/Collective Trust                                                                                   $511
  Mutual Funds                         $111,431           $253,259                  $537,412
  Loans Receivable                                                                                       231,367
                                ----------------  -----------------  ------------------------   -----------------
Total Investments                       111,431            253,259                   537,412             231,878

Receibables:
  Interest Receivable                                                                                      1,252
  Contribution Receivable:
    Participant                           1,230              4,807                     8,153
    Participating Companies
                                ----------------  -----------------  ------------------------   -----------------
  Total receivables                       1,230              4,807                     8,153               1,252

Other                                                                                    -83               3,003
                                ----------------  -----------------  ------------------------   -----------------

Total Assets                            112,661            258,066                   545,482             236,133
                                ----------------  -----------------  ------------------------   -----------------

Other Liabilities
                                ----------------  -----------------  ------------------------   -----------------

Net assets available for
 benefits                              $112,661           $258,066                  $545,482            $236,133
                                ================  =================  ========================   =================

----------------------------------------------------------

                                     Non-Participant
                                         Directed
                                --------------------------

                                        DRI Common
Assets                                  Stock Fund
                                --------------------------

Investments:
  Common Stock                                   $690,034
  Common/Collective Trust                           8,158
  Mutual Funds
  Loans Receivable
                                --------------------------
Total Investments                                 698,192

Receibables:
  Interest Receivable                                  70
  Contribution Receivable:
    Participant
    Participating Companies                        14,299
                                --------------------------
  Total receivables                                14,369

Other                                                 157
                                --------------------------

Total Assets                                      712,718
                                --------------------------

Other Liabilities
                                --------------------------

Net assets available for
 benefits                                        $712,718
                                ==========================

EMPLOYEE SAVINGS PLAN
Statement of Net Assets Available
For Benefits by Fund
December 31, 1996  (As Restated)


------------------------------------------------------------------------------------------------------------------------


                                                                                       Participant Directed
                                                  ----------------------------------------------------------------------

                                                       DRI Common            Certus Stable              Dreyfus
                     Assets        Total               Stock Fund              Value Fund             Balance Fund
------------------------------------------------------------------------------------------------------------------------
Investments:
  Common Stock                         $345,307               $172,704
  Common/Collective Trust               686,176                  5,984               $303,769
  Mutual Funds                          794,651                                                                $264,502
  Loans Receivable                        4,001
                                ----------------  ---------------------   --------------------  ------------------------
Total Investments                     1,830,135                178,688                303,769                   264,502

Receivables:
  Interest Receivable                     4,503                  1,647                    370
  Contribution receivable:
    Participant                          30,679                  2,377                  4,672                     4,587
    Participating Companies              11,025
                                ----------------------------------------------------------------------------------------
  Total receivables                      46,207                  4,024                  5,042                     4,587

Other                                     4,859                                                                   2,636
                                ----------------  ---------------------   --------------------  ------------------------

Total Assets                          1,881,201                182,712                308,811                   271,725
                                ----------------  ---------------------   --------------------  ------------------------

                  Liabilities

Other Liabilities                        13,606                  8,058

                                ================  =====================   ====================  ========================
Net Assets Available for Benefit     $1,867,595               $174,654               $308,811                  $271,725
                                ================  =====================   ====================  ========================






--------------------------------------------------------------------------


                                    Participant Directed
                                ------------------------------------------
                                      Mellon EB
                                    Daily Liquidity       Crabbe Huson
                     Assets           Index Fund           Equity Fund
--------------------------------------------------------------------------
Investments:
  Common Stock
  Common/Collective Trust                   $309,981
  Mutual Funds                                                   $170,022
  Loans Receivable
                                 --------------------  -------------------
Total Investments                            309,981              170,022

Receivables:
  Interest Receivable
  Contribution receivable:
    Participant                                6,094                5,052
    Participating Companies
                                ------------------------------------------
  Total receivables                            6,094                5,052

Other                                                                 172
                                 --------------------  -------------------

Total Assets                                 316,075              175,246
                                 --------------------  -------------------

                  Liabilities

Other Liabilities                             -224

                                 ====================  ===================
Net Assets Available for Benefit            $316,299             $175,246
                                 ====================  ===================



DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Net Assets Available
For Benefits by Fund
December 31, 1996  (As Restated)

-----------------------------------------------------------------------------------------------------------------

                                          Participant Directed (Cont'd)
                             ---------------------------------------------------------------------------------
                               Premier              Templeton           Warburg Pincus
                               Managed               Foreign               Emerging                Loan
           Assets            Income Fund               Fund               Growth Fund              Fund
                             ---------------     ----------------      -----------------     -----------------
Investments:
  Common Stock
  Common/Collective Trust                                                                          $   56,469
  Mutual Funds                     $ 48,137              $96,963             $  215,027
  Loans Receivable                                                                                      4,001
                             ---------------     ----------------      -----------------     -----------------
Total Investments                    48,137               96,963                215,027                60,470

Receivables:
  Interest Receivable                                                                                      15
  Contribution receivable:
    Participant                         754                1,960                  5,183
    Participating Companies
                             ---------------     ----------------      -----------------     -----------------
  Total receivables                     754                1,960                  5,183                    15

Other                                                        813                  1,238
                             ---------------     ----------------      -----------------     -----------------

Total Assets                         48,891               99,736                221,448                60,485
                             ---------------     ----------------      -----------------     -----------------

                  Liabilities

Other Liabilities
                             ---------------     ----------------      -----------------     -----------------

Net Assets Available for
 Benefits                           $48,891              $99,736               $221,448               $60,485
                             ===============     ================      =================     =================


------------------------------------------------------

                               Non-Participant Directed
                                 ----------------------

                                        DRI Common
           Assets                       Stock Fund
                                 -----------------------
Investments:
  Common Stock                                $172,603
  Common/Collective Trust                        9,973
  Mutual Funds
  Loans Receivable
                                 ----------------------
Total Investments                              182,576

Receivables:
  Interest Receivable                            2,471
  Contribution receivable:
    Participant
    Participating Companies                     11,025
                                 ----------------------
  Total receivables                             13,496

Other
                                 ----------------------

Total Assets                                   196,072
                                 ----------------------

       Liabilities

Other Liabilities                                5,772
                                 ----------------------

Net Assets Available for
 Benefits                                     $190,300
                                 ======================

DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Changes in Net Assets Available for Plan Benefits by Fund For Year Ended December 31, 1997

---------------------------------------------------------------------------------------------------------------------------------

                                                                            Participant Directed
                                            -------------------------------------------------------------------------------------
                                                              Certus       Dreyfus      Mellon EB       Crabbe       Templeton
                                              DRI Common      Stable      Balanced   Daily Liquidity     Huson        Foreign
                                  Total       Stock Fund    Value Fund      Fund       Index Fund     Equity Fund   Income Fund
                                  -----      ------------    ----------    -------   --------------- ------------   -----------

Investment Income:
  Dividends                        $108,309        $29,906                   $11,051         $13,791        $1,135        $6,835
  Interest and Other                 63,535          1,887       $42,949       3,162             723           506           338
  Net appreciation in fair
  value of investments              577,340         73,781                    70,280         161,656        81,875          -394
                                 ------------------------------------------------------------------------------------------------
Total Investment Income             749,184        105,574        42,949      84,493         176,170        83,516         6,779

Contributions:
  Participants                    1,080,983        126,108       128,123     141,932         205,664       179,138       101,852
  Participating Companies           397,339

Interfund Transfers, Net                  0        -48,160        19,209     -44,913         -49,947       -19,689        -4,595
                                 ------------------------------------------------------------------------------------------------
Total Additions/(Subtractions)    2,227,506        183,522       190,281     181,512         331,887       242,965       104,036
                                 ------------------------------------------------------------------------------------------------

Distributions to Participants       277,929         29,816       132,462      17,352          26,789        23,404         3,731
Administrative Expense                6,314            -13         1,691       1,042           1,428           765           369
                                 ------------------------------------------------------------------------------------------------
Total deductions                    284,243         29,803       134,153      18,394          28,217        24,169         4,100
                                 ------------------------------------------------------------------------------------------------

Net increase/(decrease) before
transfer                          1,943,263        153,719        56,128     163,118         303,670       218,796        99,936
Transfer of Participants' Assets
  To the Plan from other Plans
                                  1,591,698        529,158       268,562     199,297         234,332       163,981        58,394
                                 ------------------------------------------------------------------------------------------------
Net Increase/(Decrease)           3,534,961        682,877       324,690     362,415         538,002       382,777       158,330

Net Assets Available
 for Benefits:
Beginning of Year                 1,867,595        174,654       308,811     271,725         316,299       175,246        99,736
                                 -----------------------------------------------------------------------------------------------
End of Year                      $5,402,556       $857,531      $633,501    $634,140        $854,301      $558,023      $258,066
                                 ================================================================================================

DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Changes in Net Assets Available for Plan Benefits by Fund For Year Ended December 31, 1997

-----------------------------------------------------------------------------------------------------
                                                                                      Non-Participant
                                                 Participant Directed (Cont'd)           Directed
                                                 -----------------------------           ---------
                                             Warburg
                                             Pincus        Premier
                                            Emerging       Managed          Loan          DRI Common
                                           Growth Fund   Income Fund        Fund          Stock Fund
                                           ------------  -----------       ------         ----------
Investment Income:
  Dividends                                               $5,296                           $40,295
  Interest and Other                         $695            482          $9,902             2,891
  Net appreciation in fair
   value  of investments                   74,214          2,921                           113,007
                                      -------------------------------------------------------------
Total Investment Income                    74,909          8,699           9,902           156,193


Contributions:
Participants                              167,454         30,712
Participating Companies                                                                    397,339

Interfund Transfers, Net                  -11,338         19,217         152,530           -12,314
                                      -------------------------------------------------------------

   Total Additions/(Subtractions)         231,025         58,628         162,432           541,218
                                      -------------------------------------------------------------

Distributions to Participants              22,173         16,594         -13,216            18,824
Administrative Expense                        874            182                               -24
                                      -------------------------------------------------------------
Total Deductions                           23,047         16,776         -13,216            18,800
                                      -------------------------------------------------------------
Net increase/(decrease) before
  transfer                                207,978         41,852         175,648           522,418
Transfer of Participants' Assets To
  the Plan from  other Plans              116,056         21,918
                                      -------------------------------------------------------------
Net Increase/(Decrease)                   324,034         63,770         175,648           522,418

Net Assets Available for benefits:
Beginning of Year (as restated)           221,448         48,891          60,485           190,300
                                      -------------------------------------------------------------
End of Year                              $545,482       $112,661        $236,133          $712,718
                                      =============================================================

                                        F-16

DOMINION RESOURCES, INC.
EMPLOYEE SAVINGS PLAN
Statement of Changes in Net Assets Available for Benefits by Fund
For Year Ended December 31, 1996  (As Restated)

--------------------------------------------------------------------------------------------------------------------------

                                                                         Participant Directed
                                                   -----------------------------------------------------------------------
                                                                            Interest        America's           Equity
                                                       DRI Common           Bearing          Utility            Index
                                       Total           Stock Fund             Fund             Fund              Fund
                                   --------------- -------------------  ---------------- ----------------  ----------------
Investment Income:
 Dividends                               $ 15,570           $   3,810                            $   186
 Interest and Other                         2,589                 148            $   24                           $    443
 Net Appreciation(Depreciation) in
  fair value of investments                29,599                  34               253                               -185
                                   --------------- -------------------  ---------------- ----------------  ----------------

Total Investment Income                    47,758               3,992               277              186               258




Contributions:
 Participants                             625,638             109,474             3,456           24,784            83,443
 Participating Companies                  191,750


                                                -
Interfund Transfers, Net                                          -48

Transfer to New Trust Funds                     -                               -14,367          -34,979          -106,948
                                   --------------- -------------------  ---------------- ----------------  ----------------

   Total Additions/(Subtractions)         865,146             113,418           -10,634          -10,009           -23,247
                                   ------------------------------------------------------------------------------------------

Distributions to Participants             118,266              22,179                                115
Administrative Expense                      2,781                 176
                                   --------------- -------------------  ---------------- ----------------  ----------------

   Total Deductions                       121,047              22,355                                115
                                   --------------- -------------------  ---------------- ----------------  ----------------

Net increase(decrease) before
transfer                                  744,099              91,063           -10,634          -10,124           -23,247

Transfer of Participants' Assets
  To the Plan from other Plans          1,008,659              71,555

                                   ------------------------------------------------------------------------------------------
Net Increase/(Decrease)                 1,752,758             162,618           -10,634          -10,124           -23,247

Net Assets Available for
   Benefits:
Beginning of Year                         114,837              12,036            10,634           10,124            23,247
                                   --------------- -------------------  ---------------- ----------------  ----------------
End of Year                            $1,867,595           $ 174,654       $         -      $         -       $         -
                                   =============== ===================  ================ ================  ================

DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Changes in Net Assets Available for Benefits by Fund For Year Ended December 31, 1996 (As Restated)

--------------------------------------------------------------------------------------------------------------------------------
                                                                            Participant Directed (Cont'd)
                                        ----------------------------------------------------------------------------------------


                                                                Certus                           Mellon EB
                                             Balanced           Stable           Dreyfus       Daily Liquidity    Crabbe Huson
                                              Fund           Value Fund       Balance Fund       Index Fund       Equity Fund
                                         ---------------- -----------------  ---------------- ----------------  ---------------
Investment Income:
 Dividends                                       $   555                              $2,205          $   2,179           $ 192
 Interest and Other                                               $  1,614                                    3
 Net Appreciation (Depreciation)
  in fair value of investments                                                        11,138             11,800           3,062
                                         ---------------- -----------------  ----------------   ----------------  --------------

Total Investment Income                              555             1,614            13,343             13,982           3,254

Contributions:
 Participants                                     62,631            70,292            43,275             71,049          59,590
 Participating Companies

Interfund Transfers, Net                                              -211            -1,486             -4,281            -507

Transfer to New Trust Funds                      -95,668            14,367           130,647            106,948
                                         ---------------- -----------------  ----------------   ----------------  --------------

   Total Additions/(Subtractions)                -32,482            86,062           185,779            187,698          62,337
                                         ---------------- -----------------  ----------------   ----------------  --------------

Distributions to Participants                        153             7,462            22,021             32,989
Administrative Expense                                                 436               606                544             242
                                         ---------------- -----------------  ----------------   ----------------  --------------

   Total Deductions                                  153             7,898            22,627             33,533             242
                                         ---------------- -----------------  ----------------   ----------------  --------------

Net increase /(decrease) before                  -32,635            78,164           163,152            154,165          62,095
transfer

Transfer of Participants' Assets
  To the Plan from other Plans                                     230,647           108,573            162,134         113,151
                                         ---------------------------------------------------------------------------------------

Net Increase/(Decrease)                          -32,635           308,811           271,725            316,299         175,246

Net Assets Available for Benefits:
Beginning of Year                                 32,635                                                      -               -
                                         ---------------- -----------------  ----------------   ----------------  --------------
End of Year                                            $          $308,811          $271,725           $316,299       $ 175,246
                                         ================ =================  ================   ================  ==============


--------------------------------------------------------------------
                                       Participant Directed (Cont'd)
                                       -----------------------------


                                            Templeton
                                             Foreign
                                          Income Fund
                                       -------------------
Investment Income:
 Dividends                                            $ 502
 Interest and Other
 Net Appreciation (Depreciation)
  in fair value of investments                        1,241
                                       ---------------------

Total Investment Income                               1,743

Contributions:
 Participants                                        26,972
 Participating Companies

Interfund Transfers, Net                                -63

Transfer to New Trust Funds
                                       ---------------------

   Total Additions/(Subtractions)                    28,652
                                       ---------------------

Distributions to Participants
Administrative Expense                                  118
                                       ---------------------

   Total Deductions                                     118
                                       ---------------------

Net increase /(decrease) before                      28,534
transfer

Transfer of Participants' Assets
  To the Plan from other Plans                       71,202
                                       ---------------------

Net Increase/(Decrease)                              99,736

Net Assets Available for Benefits:
Beginning of Year                                         -
                                       ---------------------
End of Year                                        $ 99,736
                                       =====================


                                      F-18



DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Changes in Net Assets Available for Benefits by Fund
For Year Ended December 31, 1996  (As Restated)

----------------------------------------------------------------------------------------------------------------

                                                                                              Non-Participant
                                                   Participant Directed (Cont'd)                 Directed
                                        --------------------------------------------------- ---------------------
                                         Warburg Pincus
                                                               Premier
                                             Emerging           Managed            Loan          DRI Common
                                           Growth Fund        Income Fund          Fund          Stock Fund
                                         ---------------- -------------------  ------------  -------------------
Investment Income:
 Dividends                                                           $   221                        $     5,720
 Interest and Other                                                                 $  133                  224
 Net Appreciation (Depreciation) in
  fair value of investments                       $2,087                 117                                 52
                                         ---------------- -------------------  ------------   ------------------

Total Investment Income                            2,087                 338           133                5,996

Contributions:
 Participants                                     58,793              11,879
 Participating Companies                                                                                191,750

Interfund Transfers, Net                            -499                 -42         7,208                  -71

Transfer to New Trust Funds
                                         ---------------- -------------------  ------------   ------------------

   Total Additions/(Subtractions)                 60,381              12,175         7,341              197,675
                                         ---------------- -------------------  ------------   ------------------

Distributions to Participants                         74                                                 33,273
Administrative Expense                               318                  78                                263
                                         ---------------- -------------------  ------------   ------------------

   Total Deductions                                  392                  78                             33,536
                                         ------------------------------------------------------------------------

Net increase /(decrease) before                   59,989              12,097         7,341              164,139
transfer

Transfer of Participants' Assets
  To the Plan from other Plans                   161,459              36,794        53,144
                                         ------------------------------------------------------------------------

Net Increase/(Decrease)                          221,448              48,891        60,485              164,139

Net Assets Available for
   Benefits:
Beginning of Year                                      -                   -                             26,161
                                         ---------------- -------------------  ------------   ------------------
End of Year                                    $ 221,448            $ 48,891       $60,485          $   190,300
                                         ================ ===================  ============   ==================

                                      F-19

DOMINION SUBSIDIARY SAVINGS PLAN
Statement of Changes in Net Assets Available for Benefits by Fund
For Period October 1, 1995 (Inception) to December 31, 1995

------------------------------------------------------------------------------------------------------------------------------------


                                                                                       Participant Directed
                                                            ------------------------------------------------------------------------
                                                                                    Interest         America's           Equity
                                                                DRI Common          Bearing           Utility            Index
                                               Total            Stock Fund            Fund              Fund              Fund
                                         ------------------ ------------------- ----------------  ----------------  ----------------
Investment Income:
 Dividends                                             $75                                                 $   75
 Interest and Other                                    366                               $   27
 Net appreciation in fair value   of
investments                                            363                $161                                 43
                                         -------------------------------------------------------------------------------------------

   Total Investment Income                             804                 161               27               118

Contributions:
 Participants                                       59,725               7,211            1,194             6,458           $22,418
 Participating Companies                            26,161
                                         ------------------ ------------------- ----------------  ----------------  ----------------

Total additions                                     86,690               7,372            1,221             6,576            22,418

Total deductions
                                         -------------------------------------------------------------------------------------------

Net increase before transfer                        86,690               7,372            1,221             6,576            22,418

Transfer of participants' assets  to
the Plan from other plans
                                                    28,147               4,664            9,413             3,548               829

Net Assets Available for
 Benefits:
Beginning of Year
                                         ------------------ ------------------- ----------------  ----------------  ----------------
End of Year                                       $114,837            $ 12,036          $10,634           $10,124           $23,247
                                         ================== =================== ================  ================  ================



------------------------------------------------------------------------------

                                           Participant      Non-Participant
                                             Direct             Directed
                                        ------------------ -------------------

                                            Balanced           DRI Common
                                              Fund             Stock Fund
                                        ----------------   -------------------
Investment Income:
 Dividends
 Interest and Other                                $339
 Net appreciation in fair value of
  investments                                       159
                                        --------------------------------------

   Total Investment Income                          498

Contributions:
 Participants                                    22,444
 Participating Companies                                              $26,161
                                        ----------------   -------------------

Total additions                                  22,942                26,161

Total deductions
                                        --------------------------------------

Net increase before transfer                     22,942                26,161

Transfer of participants' assets  to
the Plan from other plans
                                                  9,693

Net Assets Available for
 Benefits:
Beginning of Year
                                        ----------------   -------------------
End of Year                                     $32,635              $ 26,161
                                        ================   ===================


8.        TAX STATUS


         The Plan is a qualified employees' profit sharing trust under Sections 401(a) and 401(k) of the Internal Revenue Code and, as such, is exempt from Federal income taxes under Section 501(a). Pursuant to Section 402
         (a) of the Internal Revenue Code, a participant is not taxed on the income and contributions allocated to the participant's account until such time as the participant or the participant's beneficiaries receive distributions from the Plan.

         The Plan obtained its latest determination letter on May 21, 1996, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

9.        VALUATION OF INVESTMENT CONTRACTS

         Effective January 1, 1996, the Plan adopted the provision of AICPA Statement of Position 94-4, "Reporting of Investment Contracts Held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans." The Plan's investment contracts are fully-benefit responsive and have been presented on the financial statements at contract value. The contract value is estimated at $655,057 and $80,418 at December 31, 1997 and December 31, 1996. The underlying investment contracts are carried at variable and fixed rates with expiration dates through 2007. The variable rates are reviewed and adjusted quarterly. The average yield on the contracts are estimated at 6.57% and 6.54% at December 31, 1997 and December 31, 1996.


10.       RESTATEMENT OF PRIOR YEAR

         Subsequent to the issuance of the Company's 1996 financial statements, the Company's management determined that a transfer of assets to the plan was not reflected in the trustee statement, thus the amount was not reflected within the financial statements. However, the amount transferred was properly reflected within the participant accounts as of December 31, 1996. As a result, the amount of transfers and assets have been restated from the amounts previously reported to record the transfer of assets in the proper period.

         A summary of the effects of the restatement is as follows:



                                                                      As
                                                                  Previously           As
                                                                   Reported         Restated
                                                                   --------         --------
         Assets at December 31, 1996 Investments:
              DRI Common Stock                                      $287,672          $345,307
              Common/Collective Trusts                               254,142           686,176
              Mutual Funds                                           345,441           794,651
                                                                     -------           -------
         Total Assets Restated at
           December 31, 1996                                        $887,255        $1,826,134
                                                                     =======         =========

         Transfers of assets to the plan
           from other plans for the year
           ended December 31, 1996                                   $69,780        $1,008,659
                                                                      ======         =========


                        DOMINION SUBSIDIARY SAVINGS PLAN
                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1997
           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                                                            Current
Description                                          Cost                    Value
                                               -------------------    ---------------------

Dominion Resources, Inc., Common Stock                 $1,340,299             $  1,531,994
                                               -------------------    ---------------------

Common/Collective Trusts

      TBC Inc Pooled Employee Funds
      Daily Liquidity Fund                                 19,364                   19,364

      Certus Stable Value Fund                            625,665                  625,665

      Mellon S&P 500 Index Daily Fund                     685,048                  844,580
                                               -------------------    ---------------------
                                                        1,330,077                1,489,609
                                               -------------------    ---------------------

 Mutual Funds

       Crabbe Huson Equity Fund Inc.                      586,402                  549,158

       Dreyfus Balanced Fund Inc.                         633,119                  627,790

       Premier Managed Income Fund                        108,868                  111,431

       Templeton Foreign Fund Inc.                        271,112                  253,259

       Warburg Pincus Emerging Growth Fund                497,888                  537,412
                                               -------------------    ---------------------

                                                        2,097,389                2,079,050
                                               -------------------    ---------------------
 Participant Loans bearing interest
    At 9.5% with maturities in 60 months                  231,367                  231,367
                                                                -                        -
                                               -------------------    ---------------------

 Total Assets Held for Investment                    $  4,999,132             $  5,332,020
                                               ===================    =====================

                        DOMINION SUBSIDIARY SAVINGS PLAN
                  SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 1997
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS





Schedules that report the 5% transactions which transpired in 1997 for this trust were filed in paper format as Exhibit 99 (iii).